                             [BDO LETTERHEAD]


                      CONSENT OF INDEPENDENT AUDITORS


As independent auditors of T.T.R. Inc. ("the Company"), we hereby consent to the inclusion of our report on the Company's consolidated financial statements as of December 31, 1997 and the year then ended, dated July 12, 1998, and to the references to our firm under the heading "Experts" in the Company's Registration Statement on Form SB-2 and related prospectus to be filed in July/August 1998.


BDO ALMAGOR & CO.

BDO Almagor & Co.
Certified Public Accountants (Israel)



Ramat-Gan, Israel,
July 31, 1998

                             [BDO LETTERHEAD]


                      CONSENT OF INDEPENDENT AUDITORS


As independent auditors of T.T.R. Technologies Ltd. ("the Company"), we hereby consent to the inclusion of our report on the Company's financial statements as at December 31, 1996, dated April 13, 1997, accompanying the consolidated financial statements of T.T.R. Inc. in the Registration Statement on Form SB-2 and related prospectus of T.T.R. Inc. to be filed in July/August 1998.


BDO ALMAGOR & CO.

BDO Almagor & Co.
Certified Public Accountants (Israel)



Ramat-Gan, Israel,
July 29, 1998


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